EXHIBIT 99.2

FOR IMMEDIATE RELEASE

OCCULOGIX ANNOUNCES CHANGE OF STOCK SYMBOLS
Company Operating as TearLab Corporation

San Diego, CA – January 16, 2009 OccuLogix, Inc. dba TearLab Corporation (Nasdaq: TEAR) (TSX: TLB) today announced that the Company will immediately begin conducting business as TearLab Corporation and has changed its stock ticker symbols on the NASDAQ and Toronto Stock Exchange to TEAR and TLB, respectively. The official name change will be effective once stockholder approval is received.

Eric Donsky, CEO of TearLab Corporation, stated, "Implementing the new name and ticker symbol enables us to align our corporate brand with our vision to become the leader in tear testing and biomarker analysis at the point-of-care."

About OccuLogix, Inc. dba TearLab Corporation
OccuLogix dba TearLab Corporation ( www.tearlab.com) is an ophthalmic device company developing and commercializing novel, lab-on-a-chip technologies (integrating one or several laboratory functions on a chip only millimeters in size) that enable eye care practitioners to test for highly sensitive and specific biomarkers in tears at the point-of-care.

Forward-Looking Statements
This press release may contain forward-looking statements. These statements relate to future events and are subject to risks, uncertainties and assumptions about the Company. These statements are only predictions based on our current expectations and projections about future events. You should not place undue reliance on these statements. Actual events or results may differ materially. Many factors may cause our actual results to differ materially from any forward-looking statement, including the factors detailed in our filings with the Securities and Exchange Commission and Canadian securities regulatory authorities, including but not limited to our Forms 10-K and 10-Q. We do not undertake to update any forward-looking statements.

Edelman
Investor Relations:
Mona J. Walsh
212-704-4598
mona.walsh@edelman.com

TearLab Corporation
Media Inquiries:
Tracy Puckett
404-797-5526
tpuckett@tearlab.com

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